UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Roadrunner Transportation Systems, Inc.

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April    , 2019

Dear Stockholder:

We are pleased to announce that the 2019 Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc. will be held on Wednesday, May 22, 2019 at 1:00 p.m. Central Time, at Roadrunner’s principal executive offices located at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

Please refer to the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information on each of the matters to be acted upon and the Annual Meeting. Your vote is important. Please vote as soon as possible even if you plan to attend the Annual Meeting. The Notice of Annual Meeting of Stockholders and Proxy Statement contain instructions on how you can vote your shares over the Internet, by telephone, or by mail.

Thank you for your interest in Roadrunner.

Sincerely,

Curtis W. Stoelting
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2019

Dear Stockholder:

The 2019 Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc., a Delaware corporation, will be held on Wednesday, May 22, 2019 at 1:00 p.m. Central Time, at Roadrunner’s principal executive offices located at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515, for the following purposes as more fully described in the accompanying Proxy Statement:

1.	to elect four Class III directors to serve until our 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	to approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors;

3.

to approve an amendment to the Roadrunner Transportation Systems, Inc. 2018 Incentive Compensation Plan (the “2018 Plan”) to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares;

4.	to hold a non-binding advisory vote on the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

5.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.	to transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the accompanying Proxy Statement. Our board of directors has fixed the close of business on April 22, 2019 as the record date (the “record date”) for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by telephone by following the instructions in the accompanying Proxy Statement. Of course, you may also vote by signing, dating, and returning the enclosed proxy card in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Downers Grove, Illinois	Michael L. Gettle
April , 2019	Secretary

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

1431 Opus Place, Suite 530

Downers Grove, Illinois 60515

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, May 22, 2019, beginning at 1:00 p.m. Central Time, at Roadrunner’s principal executive offices located at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515. If you need directions to the location of the meeting, please call (331) 903-4256. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, proxy card, and our 2018 Annual Report to Stockholders (the “Annual Report”), on or about April    , 2019. For information on how to vote your shares, see the instructions included on the proxy card and under “About the Meeting—How do I vote?” below.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

In this Proxy Statement, our “company,” “we,” “our,” or “us” all refer to Roadrunner Transportation Systems, Inc. and its subsidiaries.

Our principal executive offices are located at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515, and our telephone number is (414) 615-1500. A list of stockholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2019. These proxy materials, which include the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the Annual Report, are available at www.proxyvote.com.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following items of business:

(1)	the election of four Class III directors to serve until our 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors;

(3)	the approval of an amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares;

(4)	the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement;

(5)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(6)	any other business that may properly come before the meeting or any adjournment or postponement thereof.

What are the recommendations of our board of directors?

For the reasons set forth in more detail in this Proxy Statement, our board of directors recommends that you vote as follows:

(1)	“FOR” the election of each of the four Class III director nominees;

(2)	“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors;

(3)	“FOR” the approval of the amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares;

(4)	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

(5)	“FOR” the approval ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to receive notice of and to vote at the Annual Meeting (and any postponements or adjournments thereof) if our records indicate that you owned shares of our common stock at the close of business on April 22, 2019, the record date. At the close of business on the record date,                 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held, and you may vote on each matter to come before the meeting. We do not have cumulative voting rights for the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials will be sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete, and deliver the proper documentation provided by your nominee and bring it with you to the Annual Meeting.

If I am a stockholder of record of shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone, or by mail, all as described below. We recommend that you vote by proxy even if you plan to attend the Annual Meeting so that your vote will be counted even if you later decide not to attend the Annual Meeting. You can always change your vote at the Annual Meeting. The Internet and telephone voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return a written proxy card by mail. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 21, 2019.

By Internet: You may submit your proxy over the Internet by going to www.proxyvote.com and completing an electronic proxy card in accordance with the instructions provided on the proxy card. You will need the control number that appears on your proxy card included with this Proxy Statement.

By Telephone: You may submit your proxy by telephone in accordance with the instructions provided on the proxy card. You will need the control number that appears on your proxy card included with this Proxy Statement.

By Mail: You may choose to vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided by following the instructions on the proxy card. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

In Person: You may vote in person at the Annual Meeting. Valid, government issued photographic identification is required to enter the meeting. We will give you a ballot when you arrive.

If I am the beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone, or by mail, by following the voting instructions you will receive from the holder of record, which is the brokerage firm, bank, broker-dealer, or other nominee holding your shares. You must follow these voting instructions to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record. Valid, government issued photographic identification is required to enter the meeting.

Can I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. If you are a stockholder of record, you may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to our secretary at Roadrunner Transportation Systems, Inc., 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to the holder of record following the instructions they provided or, if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if I don’t give specific voting instructions?

Stockholders of Record: If you are a stockholder of record and you indicate that you wish to vote as recommended by our board of directors, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted “FOR” the election of each of the four Class III director nominees (Proposal No. 1); “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors (Proposal No. 2); “FOR” the approval of the amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares (Proposal No. 3); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 4); and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 5). If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker or other nominee will vote your shares only on those proposals on which it has received instructions or on which it has discretion to vote; if your broker or nominee does not have discretion to vote, your returned proxy will be considered a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker or nominee does not have discretion to vote your shares on the non-routine matters such as the election of directors (Proposal No. 1), the amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors (Proposal No. 2), the amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares (Proposal No. 3), and the advisory vote on the compensation of our named executive officers (Proposal No. 4). However, your broker or nominee does have discretion to vote your shares on routine matters. The only routine matter at the Annual Meeting is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 5).

How are abstentions and broker non-votes treated?

In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as negative votes for Proposal Nos. 2, 3, 4, and 5. For Proposal No. 1, which is determined by a plurality of the votes cast, stockholders will only have the option to vote “for” or “withhold” and will not have the option to abstain.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the election of directors (Proposal No. 1), the amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors (Proposal No. 2), the amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares (Proposal No. 3), or the advisory vote on the compensation of our named executive officers (Proposal No. 4) without your instructions. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. As “broker non-votes” are not considered entitled to vote on the proposal, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote on the proposal from which a majority is calculated.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. Except as described above with respect to broker non-votes, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the

conduct of business at the Annual Meeting. As of the record date,                shares of our common stock were outstanding and entitled to vote. Accordingly, the presence of the holders of our common stock representing at least                 shares will be required to establish a quorum. Abstentions, broker non-votes (discussed above), and “withhold” votes will be included in the calculation of the number of shares considered to be present at the meeting.

If the holders of less than a majority of the outstanding shares of our common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

What vote is required to approve each proposal?

Proposal No. 1—Election of Directors. Directors are elected by a plurality of the votes cast. This means that the four nominees receiving the largest number of affirmative votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be elected as the Class III directors.

Proposal No. 2—Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors.

Proposal No. 3—Approval of an Amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares.

Proposal No. 4—Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve, on an advisory basis, the compensation of our named executive officers. As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal No. 5—Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on that matter.

How can I receive my proxy materials electronically in the future?

Although we are delivering paper copies of the proxy materials this year, we may send proxy materials to stockholders electronically going forward. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below.

If you would like to sign up to receive proxy materials electronically in the future, please have your proxy card available and register using one of the following choices:

Stockholders of Record: If you are a stockholder of record of shares, please go to www.proxyvote.com and follow the instructions for requesting meeting materials.

Street Name Holders: If you are a beneficial owner of shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, broker-dealer, or other nominee that holds your shares.

What does it mean if I receive more than one notice?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation of your accounts.

What is “householding” and how does it affect me?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials and would like to participate in our householding program, please contact Broadridge Financial Solutions, Inc. by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy materials, please contact Broadridge as described above. In addition, we will promptly deliver, upon the written or oral request to Broadridge at the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

When will the voting results be announced?

Preliminary voting results will be announced at the Annual Meeting and final results will be published in a Current Report on Form 8-K filed within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in such Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as final results become available.

Who will pay for the solicitation of proxies?

We will pay the cost of soliciting proxies. In addition to the use of mail, our employees may solicit proxies personally, by e-mail, facsimile, and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which is currently comprised of ten directors. Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our directors are currently divided among the three classes as follows:

•	the Class I directors are Christopher L. Doerr, Brian C. Murray, and James D. Staley, and their terms will expire at the annual meeting of stockholders to be held in 2020;

•	the Class II directors are Scott L. Dobak, Curtis W. Stoelting, William S. Urkiel, and Michael P. Ward, and their terms will expire at the annual meeting of stockholders to be held in 2021; and

•	the Class III directors are Michael L. Gettle, John G. Kennedy, III, and Ralph (“Cody”) W. Kittle III, and their terms will expire at the Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

As detailed below in Proposal No. 2, we are asking our stockholders to vote to approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors. If Proposal No. 2 is approved by stockholders at the Annual Meeting, our board of directors will be declassified. See Page 31 of this Proxy Statement for details.

On April 15, 2019, Messrs. Kennedy, Urkiel, and Ward each notified us that he would resign from our board of directors effective May 22, 2019, the date of the Annual Meeting. Our board of directors has nominated Donald C. Brown and Christopher W. Jamroz to serve as a Class III director at the Annual Meeting. If Proposal No. 2 is not approved by stockholders the Annual Meeting, our board of directors will take immediate action to distribute the number of directors evenly among the three classes. Immediately following the Annual Meeting, our board of directors intends to approve a reduction in the size of our board of directors from ten members to nine members.

The Class III directorships are up for election at the Annual Meeting. Each person elected as a Class III director at the Annual Meeting will serve a three-year term expiring at the annual meeting of stockholders to be held in 2021 or until their respective successors have been duly elected and qualified. Our board of directors has nominated Michael L. Gettle and Ralph (“Cody”) W. Kittle III for reelection as Class III directors at the Annual Meeting and Donald C. Brown and Christopher W. Jamroz for election as Class III directors as the Annual Meeting.

Directors are elected by a plurality of the votes cast, and the four nominees who receive the largest number of affirmative votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote will be elected as the Class III directors. Abstentions and broker non-votes will have no effect on the outcome of the election.

Our board of directors has no reason to believe that any of its nominees will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

Our board of directors recommends that you vote “FOR” the election of each of the director nominees named herein.

If Proposal No. 2 is approved by stockholders at the Annual Meeting, our board of directors will be declassified. See Page 31 of this Proxy Statement for details.

The following table, together with the accompanying text, sets forth the names and certain other information as of April 1, 2019 for each of the nominees for election as a director and for each of the continuing members of our board of directors.

Name	Age	Position(s) Held
James D. Staley(2)(3)	69	Chairman of the Board
Curtis W. Stoelting	59	Chief Executive Officer and Director
Michael L. Gettle	59	President, Chief Operating Officer, Secretary and Director
Scott L. Dobak(2)(3)	56	Director
Christopher L. Doerr(2)(3)	69	Director
Ralph (“Cody”) W. Kittle III	29	Director
Brian C. Murray(1)	53	Director
Donald C. Brown	63	Director Nominee
Christopher W. Jamroz	44	Director Nominee

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating/corporate governance committee.

Nominees for Class III Director

Donald C. Brown was nominated to serve as a director of our company in April 2019. Mr. Brown retired in 2017 as Executive Vice President of FedEx Freight Corporation, a North American freight shipping company, having served as Executive Vice President, Finance and Administration, and Chief Financial Officer from 2008 to November 2016. Prior to joining FedEx Freight Corporation as Senior Vice President and Chief Financial Officer in 2001, he held financial management positions at FedEx Corporation, FedEx Corporate Services and FedEx Logistics. His prior affiliations include Caliber System, Inc., Roadway Services, Inc. and Ernst & Young. Mr. Brown is a member of the Board of Directors of The Davey Tree Expert Company and the Board of Advisors for Miller Transfer & Rigging. Mr. Brown was nominated to our board of directors because of his executive experience with transportation companies involved in freight and parcel delivery services, extensive experience with internal and external financial reporting, including filings with the SEC, interactions with audit committees, including as a member of the audit committee of The Davey Tree Expert Company, as well as executive level responsibility for risk management and human resources.

Michael L. Gettle has served as our President, Chief Operating Officer, and Secretary since April 2017 and has been a director of our company since April 2018. Mr. Gettle previously served as our Executive Vice President from May 2016 until April 2017. Prior to joining our company, Mr. Gettle served as Americas Chief Executive Officer of TNS, a division of British multinational WPP plc from January 2013 to May 2016 and as Global Chief Financial Officer and Chief Operating Officer from October 2008 to December 2012. Prior to that time, Mr. Gettle served as the Executive Vice President and Chief Financial Officer of Millward Brown from 1992 to October 2008. Prior to joining Millward Brown, Mr. Gettle served in various positions with Arthur Andersen LLP for nine years. Mr. Gettle was nominated to our board of directors because of his role as our president and chief operating officer, which enables him to provide the board with insight based on his day-to-day interactions with our company, and because of his operational expertise. As a management representative on our board of directors, Mr. Gettle provides an insider’s perspective in board discussions about the business and strategic direction of our company.

Christopher W. Jamroz was nominated to serve as a director of our company in April 2019. Mr. Jamroz currently serves as the Executive Chairman of STG Holdings, LLC, a specialty 3PL and transportation services provider, and Chairman of the Board of CMS Info Systems, Ltd., a secure logistics company. Mr. Jamroz previously served as the President and Chief Operating Officer of GardaWorld Cash Services, the #1 currency supply chain, secure logistics and outsourced business services provider in North America, from 2010 to 2016. Prior to that time, Mr. Jamroz was at J.P. Morgan Chase in Canada from 2003 to 2010, ultimately serving as the Head of the Corporate Finance practice. Mr. Jamroz was nominated to our board of directors because of his executive and operational experience in the transportation industry and his knowledge of corporate finance.

Ralph (“Cody”) W. Kittle III has served as a director of our company since June 2017. Mr. Kittle currently serves as an investment professional with Elliott Management Corporation (“Elliott”), where he has been employed since August 2014. Prior to that, Mr. Kittle served as an associate at Wind Point Partners, a private equity firm based in Chicago, and in Investment Banking at J.P. Morgan, where he focused on mergers and acquisitions in the industrial and consumer industries. Mr. Kittle was nominated to our board of directors because of his significant business and investment experience across a wide range of industries, including in the transportation and logistics sectors, as well as experience with financial and operational matters for businesses.

Continuing Directors

Scott L. Dobak has served as a director of our company since June 2017. Mr. Dobak currently serves as the Chairman of AT Group, US, a position he has held since September 2018. Previously, Mr. Dobak served as the Chief Executive Officer of Dicom Transportation Group from January 2014 to September 2018. Prior to that, Mr. Dobak served in various leadership roles with our company from January 2007 to December 2013, most recently serving as our President—Less-than-Truckload and Transportation Management Solutions. Mr. Dobak was nominated to our board of directors because of his proven business acumen, his executive and operational experience in the transportation industry, and his familiarity with our business.

Christopher L. Doerr has served as a director of our company since October 2010. Mr. Doerr is currently the sole member of Passage Partners, LLC, a private investment company. Mr. Doerr served as Co-Chief Executive Officer of Sterling Aviation Holdings, Inc., an aircraft management and charter company, from 2004 to 2014. From 2009 to 2011, Mr. Doerr served as Executive Chairman and Chief Executive Officer of Karl’s Rental, Inc., a global manufacturer and supplier of portable event structures and related equipment. Prior to that, Mr. Doerr served as President and Co-Chief Executive Officer of Leeson Electric Corporation from 1986 to 2001. Mr. Doerr currently serves on the board of directors and compensation committee of Regal Beloit Corporation (NYSE: RBC), a publicly traded manufacturer of commercial, industrial, and HVAC electric motors, electric generators and controls, and mechanical motion control products. Mr. Doerr was nominated to our board of directors because of his proven business acumen and executive and operational experience, having served as the chief executive officer of several companies, and because of his experience on other public company boards of directors.

Brian C. Murray has served as a director of our company since August 2015. Mr. Murray currently serves as the Chief Executive Officer of Ryan Companies US, Inc., a national firm providing real estate services including architecture and engineering, development, construction, capital markets and real estate management, a position he has held since June 2018. Previously, Mr. Murray served as Chief Financial Officer of Ryan Companies from November 2009 to June 2018 and as Chief Operating Officer of Ryan Companies from May 2014 to June 2018. Prior to joining Ryan Companies, Mr. Murray held various positions with UnitedHealth Group, Inc., most recently serving as the Chief Financial Officer of its Specialized Care Services division. Mr. Murray was nominated to our board of directors because of his expertise with accounting and audit matters, his deep understanding of financial reporting rules and regulations, and his experience with executive functions as a chief financial officer.

James D. Staley has served as the chairman of our board of directors since November 2017 and has been a director of our company since October 2010. Mr. Staley previously served as the lead independent director of our board of directors from December 2016 to November 2017. Mr. Staley is presently retired. From 2004 through December 2007, Mr. Staley served in various capacities for YRC Worldwide, Inc. (NASDAQ: YRCW) and its subsidiaries, one of the world’s largest transportation services providers, including as President and Chief Executive Officer of Roadway Group and YRC Regional Transportation. Prior to that, Mr. Staley served for over 30 years in various capacities for Roadway Express, including President and Chief Operating Officer. Mr. Staley currently serves as the Lead Director and on the audit, compensation, and nominating and corporate governance committees of Douglas Dynamics, Inc. (NYSE: PLOW), a designer, manufacturer, and seller of snow and ice control equipment for light trucks. Mr. Staley was nominated to our board of directors because of his executive and operational experience with a public company in the transportation industry, and his experience on other public company boards of directors.

Curtis W. Stoelting has served as our Chief Executive Officer since April 2017 and has been a director of our company since January 2016. Mr. Stoelting previously served as our principal financial officer and principal accounting officer from April 2017 until March 2018 and our President and Chief Operating Officer from January 2016 until April 2017. Prior to joining our company, Mr. Stoelting served as the Chief Executive Officer and a director of TOMY International (formerly RC2 Corporation) from January 2003 to March 2013. RC2 Corporation (NASDAQ: RCRC) was acquired by TOMY Company, Ltd. in April 2011. Mr. Stoelting previously served as RC2’s Chief Operating Officer from 2000 to 2003, Executive Vice President from 1998 to 2000 and Chief Financial Officer from 1994 to 1998. Prior to that, Mr. Stoelting was with Arthur Andersen for 12 years. Mr. Stoelting currently serves on the Board of Directors and Compensation Committee of Regal-Beloit Corporation (NYSE: RBC), a publicly traded manufacturer of commercial, industrial, and HVAC electric motors, electric generators and controls, and mechanical motion control products. Mr. Stoelting was nominated to our board of directors because of his role as our chief executive officer, which enables him to provide the board with insight based on his day-to-day interactions with our company, and because of his operational expertise. As a management representative on our board of directors, Mr. Stoelting provides an insider’s perspective in board discussions about the business and strategic direction of our company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Directors

Our common stock is listed on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors.

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon all of the relevant facts and circumstances, including information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has affirmatively determined that each of Messrs. Dobak, Doerr, Murray, and Staley is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. If elected, Messrs. Brown and Jamroz will also be considered “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Accordingly, assuming Messrs. Brown and Jamroz are elected to our board of director, a majority of our directors will be independent, as required under applicable NYSE rules. Our board of directors found that none of these directors or director nominees had a material or other disqualifying relationship with our company. In making this determination, our board of directors considered the current and prior relationships that each such director or director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock of each such director and director nominee. Messrs. Stoelting and Gettle are not considered independent directors as a result of their positions as executive officers of our company. Mr. Kittle is not considered “independent” as a result of his relationship with Elliott, which hold approximately 90.4% of our outstanding common stock.

There are no family relationships among any of our directors, director nominees, or executive officers.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating/corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

The current members of our audit committee are Messrs. Murray (chairman), Kennedy, and Urkiel, each of whom satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Messrs. Kennedy and Urkiel will resign effective May 22, 2019. It is contemplated that Messrs. Brown and Jamroz will join the audit committee upon their election. Our board of directors has determined that Mr. Murray is an “audit committee financial expert” within the meaning of SEC regulations. Each member or contemplated member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s or contemplated member’s professional experience and the nature of their employment in the corporate finance sector. Our audit committee held 15 meetings during fiscal 2018.

Our audit committee assists our board of directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk, and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation, and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee also oversees our internal audit function. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy, and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the audit committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters.

Compensation Committee

The current members of our compensation committee are Messrs. Ward (chairman), Dobak, Doerr, Staley, and Urkiel, each of whom our board of directors has determined to be independent under the NYSE listing standards, including the enhanced independence for members of the compensation committee, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Messrs. Urkiel and Ward will resign effective May 22, 2019. Our compensation committee held 8 meetings during fiscal 2018.

Our compensation committee approves the compensation of our chief executive officer and our other executive officers, administers our executive benefit plans, including the granting of awards under our incentive compensation plan, and advises our board of directors on director compensation. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•	establishing and reviewing the overall compensation philosophy of our company;

•

reviewing and approving the corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, and evaluating the performance of our chief executive officer and other executive officers in light of relevant goals and objectives;

•	reviewing and making recommendations to our board of directors regarding the compensation of our directors;

•	reviewing, approving, administering, or making recommendations to our board of directors regarding our incentive compensation plans and equity-based plans;

•	reviewing, approving, or making recommendations to our board of directors regarding all awards pursuant to our equity-based plans;

•	conducting, at least annually, an independence assessment with respect to any compensation consultant, legal counsel, or other adviser that provides advice to the compensation committee;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

Nominating/Corporate Governance Committee

The current members of our nominating/corporate governance committee are Messrs. Staley (chairman), Dobak, Doerr, and Kennedy, each of whom our board of directors has determined to be independent under the NYSE listing standards. Mr. Kennedy will resign effective May 22, 2019. Our nominating/corporate governance committee held 4 meetings during fiscal 2018.

Our nominating/corporate governance committee identifies individuals qualified to become members of our board of directors, recommends candidates for election or reelection to our board of directors, oversees the evaluation of our board of directors, and advises our board of directors regarding committee composition and structure and other corporate governance matters. The nominating/corporate governance committee has the following responsibilities, among other things, as set forth in the nominating/corporate governance committee’s charter:

•	reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

•	interviewing, evaluating, nominating, and recommending individuals for membership on our board of directors;

•	reviewing and recommending to our board of directors any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the nominating/corporate governance committee and the adequacy of its charter.

Identifying and Evaluating Director Candidates

Our nominating/corporate governance committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. Our nominating/corporate governance committee evaluates nominees for director in the same manner, regardless of whether the nominee is recommended by a stockholder or other person or entity.

In making its selection of director candidates, our nominating/corporate governance committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. In consideration of these expectations, our nominating/corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our company. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our board of directors.

The charter of our nominating/corporate governance committee provides that the value of diversity on our board of directors should be considered, and our nominating/corporate governance committee includes diversity as one of its criteria for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, our nominating/corporate governance committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. Our nominating/corporate governance committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.

Our nominating/corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our secretary at Roadrunner Transportation Systems, Inc., 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our audit, compensation, and nominating/corporate governance committees describing the authority and responsibilities delegated to these committees by our board of directors. Our board of directors has also adopted corporate governance guidelines, a whistle blower policy, a code of business conduct and ethics, and a code of ethics for our chief executive officer and senior financial officers. We post on our website, at www.rrts.com, the charters of our audit, compensation, and nominating/corporate governance committees; our corporate governance guidelines; our whistle blower policy; our code of business conduct and ethics; our code of ethics for our chief executive officer and senior financial officers, and any amendments or waivers thereto. These documents are also available in print to any stockholder requesting a copy in writing from our secretary at Roadrunner Transportation Systems, Inc., 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

Communication with our Board of Directors

Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of Roadrunner Transportation Systems, Inc., c/o any specified individual director or directors, at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515. We will forward any such letters to the indicated directors.

Meeting Attendance Information for the Board of Directors and Committees

Our board of directors held 18 meetings during fiscal 2018. All of our directors serving during 2018 attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period each director served as a director in 2018, and (ii) the total number of meetings held by all committees of our board of directors during the period each director served as a director in 2018 and on which such person served during 2018, except for Messrs. Dobak and Kittle, who did not attend certain meetings during fiscal 2018 that related to the review and evaluation of our strategic alternatives and the terms of our rights offering and the transactions contemplated thereby.

While we do not have a specific policy requiring our directors to attend annual meetings of stockholders, we encourage our directors to attend such meetings and, in furtherance of this, we schedule a meeting of our board of directors on the same day as the annual meeting of stockholders. All of our directors who were serving as of the date of our 2018 annual meeting of stockholders attended the 2018 annual meeting of stockholders, other than Mr. Murray, who did not attend due to scheduling conflicts.

Executive Sessions

We regularly schedule executive sessions in which non-management directors meet without the presence or participation of management. The chairman of our board of directors serves as the presiding director of such executive sessions.

Board Leadership Structure

We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Our chief executive officer, with guidance from the chairman of the board, develops the business strategy for our company and is responsible for the day-to-day leadership and performance of our company. The chairman of our board helps determine our company’s strategic direction and provides leadership for our board of directors. Our board of directors believes that separating these roles is in the best interests of our stockholders because it provides the appropriate balance between strategy development, flow of information between management and our board of directors, and oversight of management. By segregating the role of the chairman, we reduce any duplication of effort between the chief executive officer and the chairman. We believe this provides guidance for our board of directors, while also positioning our chief executive officer as the leader of our company in the eyes of our customers, employees, and other stakeholders. By having another director serve as chairman of our board of directors, Mr. Stoelting is better able to focus his attention on running our company. Our board of directors believes that Mr. Staley is the most appropriate individual to serve as chairman because of his experience in our industry, his deep knowledge of our business and strategy, and his experience with corporate governance matters.

Assuming Messrs. Brown and Jamroz are elected to our board of director, our board of directors will have six independent members and three non-independent members. A number of our independent board members are currently serving or have served as members of senior management of other public companies, including companies within our industry, and have served as directors of other public companies. We believe that the number of independent, experienced directors that make up our board of directors benefits our company and our stockholders.

We believe that we have a strong corporate governance structure that ensures independent discussion and evaluation of, communication with, and access to senior management. All of our board committees are composed solely of independent directors, which provides independent oversight of management. Also, our corporate governance guidelines provide that our non-management directors will meet in regularly scheduled executive sessions, generally in connection with regularly scheduled board meetings.

Role of the Board of Directors in Risk Management and Oversight

While our management is primarily responsible for managing risk, our board of directors and each of its committees plays a role in overseeing our risk management practices. The role of our board of directors in our company’s risk oversight process includes receiving reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our board of directors receives these reports from the appropriate executive within our organization to enable it to understand our risk identification, risk management, and risk mitigation strategies. This direct communication from management enables our board of directors to coordinate its risk oversight role, particularly with respect to risk interrelationships within our organization. Our board of directors believes that its leadership structure has the effect of enhancing its risk oversight function because of the chairman’s direct involvement in risk oversight matters and his strong efforts to increase open communication regarding risk issues among directors and the committees of our board of directors. Our board of directors also believes that Mr. Staley’s knowledge of our company’s business, industry, and risks significantly contributes to our board of directors’ understanding and appreciation of risk issues.

Our board of directors allocates responsibility for overseeing risk management for our company among the board and each of its committees. Specifically, the full board oversees significant risks primarily relating to operations, strategy, and finance. In addition, each of our committees considers risks within its area of responsibilities, as follows:

•

Our audit committee is primarily responsible for overseeing matters involving major financial risk exposures and actions management is taking to monitor such risk exposures. This includes risks relating to financial reporting and internal controls; litigation; tax matters; liability insurance programs; and compliance with legal and regulatory requirements and our code of ethics. In addition, our audit committee reviews our quarterly and annual financial reports, including any disclosure in those reports of risk factors affecting our company and business.

•

Our compensation committee is primarily responsible for overseeing risks that may be implicated by our executive compensation programs and risks relating to the administration of those programs. In setting compensation, our compensation committee strives to create incentives that encourage appropriate risk taking behavior consistent with our business strategy. In making compensation determinations, our compensation committee considers the overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. To assist in satisfying these oversight responsibilities, our compensation committee has retained an outside compensation consultant and meets regularly with management to understand the financial, human resources, and stockholder implications of compensation decisions being made.

•

Our nominating/corporate governance committee is primarily responsible for risks that may be mitigated by the continued effective functioning of our board of directors and our corporate governance practices. Under its charter, the nominating/corporate governance committee is responsible for, among other things, developing and recommending to our board of directors a set of effective corporate governance guidelines designed to assure compliance with applicable standards.

Through the activities of our audit, compensation, and nominating/corporate governance committees, as well as our board of directors’ interactions with management concerning our business and the material risks that may impact our company, our board of directors is able to monitor our risk management process and offer critical insights to our management.

Compensation Committee Interlocks and Insider Participation

In 2018, Messrs. Urkiel, Dobak, Doerr, Staley, and Ward served as members of our compensation committee. During such fiscal year, none of these individuals had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of Messrs. Urkiel, Doerr, Staley or Ward has, at any time, been an officer or employee of our company. Mr. Dobak served in various leadership roles with our company from January 2007 to December 2013, most recently as our President—Less-than-Truckload and Transportation Management Solutions. During 2018, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our board of directors or compensation committee.

Related Party Transaction Policies and Procedures

It is the responsibility of our board of directors, with the assistance of our audit committee, to review and approve related party transactions. It is our management’s responsibility to bring such related party transactions to the attention of our board of directors. From time to time our nominating/corporate governance committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our board of directors and our executive officers.

Application of NYSE Corporate Governance Listing Standards

Elliott beneficially owns approximately 90.4% of our common stock. As a result, we are a controlled company within the meaning of the NYSE listing standards. Under the NYSE listing standards, a controlled company may elect to not comply with certain NYSE corporate governance standards, including the requirements that (i) a majority of the board of directors consist of independent directors, (ii) it maintain a nominating and corporate governance committee that is composed entirely of independent directors with a written charter address addressing the committee’s purpose and responsibilities, (iii) it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (iv) it have an annual performance evaluation of the nominating and corporate governance and compensation committees. Although Elliott has indicated that we will not utilize these exemptions and others afforded to controlled companies, Elliott could change its intention and take advantage of the controlled company standards. Consequently, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements. In addition, our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

DIRECTOR COMPENSATION

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties as a director, including committee assignments.

We seek to provide director compensation packages that are customary for boards of directors for similarly situated companies. For fiscal 2017, we paid each independent director an annual cash retainer of $35,000, payable quarterly. Payments to directors are prorated for service provided for partial years. In addition, for fiscal 2017, our lead independent director received an annual cash retainer of $20,000, the chairman of our audit committee received an annual cash retainer of $7,500, the chairman of our compensation committee received an annual cash retainer of $5,000, and the chairman of our nominating/corporate governance committee received an annual cash retainer of $3,000. We continued these director compensation packages for the first half of fiscal 2018. In May 2018, our board of directors approved an increase, effective July 1, 2018, to the annual cash compensation payable to the independent directors, which provides each independent director with an annual cash retainer of $60,000. The increase also provides the chairman of the board of directors with an annual cash retainer of $20,000, the chairman of our audit committee with an annual cash retainer of $15,000, the chairman of our compensation committee with an annual cash retainer of $10,000, the chairman of our nominating/corporate governance committee with an annual cash retainer of $6,750, and each committee member an additional annual cash retainer of $2,500.

Although we have historically made an annual grant of time-vest restricted stock units (“RSUs”) to each of our independent directors, we did not do so for fiscal 2018 because, among other things, we did not make annual grants of time-vest RSUs to our employees other than special grants made to certain of our executive officers described below. To make up for the lack of an annual RSU grant in fiscal 2018, each of our independent directors received a one-time grant of 4,400 RSUs (as adjusted for the 1-for-25 reverse stock split of our common stock, which became effective April 4, 2019 (the “Reverse Stock Split”)) in March 2019, all of which vest on May 15, 2019. We anticipate resuming the annual grant of time-vest RSUs to our independent directors in fiscal 2019 following the Annual Meeting.

We also reimburse each director for travel and related expenses incurred in connection with attendance at board and committee meetings.

Our non-independent directors are not compensated for service as directors.

Director Summary Compensation Table for Fiscal 2018

The following table sets forth the compensation earned by our independent directors in respect of their services as a director or committee chair during fiscal 2018.

Name	Fees Earned or Paid in Cash	Total
Scott L. Dobak	$50,000	$50,000
Christopher L. Doerr	$50,000	$50,000
John G. Kennedy, III	$50,000	$50,000
Brian C. Murray	$58,750	$58,750
James D. Staley	$73,625	$73,625
William S. Urkiel	$54,375	$54,375
Michael P. Ward	$50,625	$50,625

The following table lists all outstanding stock awards held by our independent directors as of December 31, 2018 (as adjusted for the Reverse Stock Split):

Name	Stock Awards
Scott L. Dobak	167
Christopher L. Doerr	393
John G. Kennedy, III	393
Brian C. Murray	369
James D. Staley	393
William S. Urkiel	393
Michael P. Ward	369

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 5, 2019 by the following:

•	each of our named executive officers, directors, and director nominees;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 5, 2019 and RSUs that are currently vested or will be vested within 60 days of April 5, 2019. Shares issuable pursuant to options, warrants, and RSUs are deemed outstanding for computing the percentage of the person holding such options, warrants, or RSUs but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose. Our calculation of the percentage of beneficial ownership is based on 37,561,472 shares of common stock outstanding as of April 5, 2019.

Except as otherwise indicated, the address of each person listed in the table is c/o Roadrunner Transportation Systems, Inc., 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Curtis W. Stoelting(1)	97,123	*
Michael L. Gettle(2)	67,511	*
Terence R. Rogers(3)	34,158	*
Scott L. Dobak(4)	4,911
Christopher L. Doerr(5)	12,923	*
John G. Kennedy, III(6)	5,183	*
Ralph (“Cody”) W. Kittle III	—	*
Brian C. Murray(7)	4,964	*
James D. Staley(8)	7,631	*
William S. Urkiel(9)	5,531	*
Michael P. Ward(10)	4,764	*
Donald C. Brown	—	*
Christopher W. Jamroz	—	*
All executive officers and directors as a group (16 persons)(11)	270,061	*
5% Stockholders:
Elliott Reporting Entities(12)	33,955,021	90.4%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Includes (i) 49,305 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 5, 2019, and (ii) 13,266 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.

(2)

Includes (i) 44,505 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 5, 2019, and (ii) 13,266 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.

(3)

Includes (i) 17,127 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 5, 2019, and (ii) 4,733 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.

(4)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(5)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(6)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(7)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(8)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(9)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(10)	Includes 4,400 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.
(11)

Includes (i) 126,984 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 5, 2019 and (ii) 66,398 shares of common stock issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of April 5, 2019.

(12)

Represents shares of our common stock held by Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), and Elliott International Capital Advisors Inc. (“EICA”) (collectively, the “Elliott Reporting Entities”). Elliott Associates has sole voting power and sole dispositive power with regard to 10,865,608 shares, and Elliott International and EICA each have shared voting power and shared dispositive power with regard to 23,089,413 shares. Such information is as reported on Schedule 13D filed by the Elliott Reporting Entities with the SEC on April 3, 2017 (as amended on May 4, 2017, August 7, 2018, November 13, 2018, November 16, 2018, and February 28, 2019). The address for each of the Elliott Reporting Entities is 40 West 57th Street, New York, New York 10019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, executive officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2018, and written representations that no other reports were required, we believe that each person who at any time during such year was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2018, except that (i) the Form 4 filed by Scott Cousins on March 9, 2018 was late; (ii) the Form 4 filed by Mark A. DiBlasi on March 9, 2018 was late; (iii) the Form 4 filed by Scott L. Dobak on December 7, 2018 was late; (iv) the Form 4 filed by Christopher L. Doerr on November 14, 2018 was late; (v) the Form 4s filed by William Goodgion on March 9, 2018 and May 3, 2018 were late; (vi) the Form 4 filed by Frank Hurst on September 7, 2018 was late; (vii) the Form 4 filed by Patrick McKay on March 9, 2018 was late; (viii) the Form 4 filed by Paul Schwind on November 20, 2018 was late; and (ix) the Form 4 filed by Curtis W. Stoelting on March 9, 2018 was late.

MANAGEMENT

The following table, together with the accompanying text, sets forth the names and certain other information as of April 1, 2019 for each of our executive officers.

Name	Age	Position(s) Held
Curtis W. Stoelting	59	Chief Executive Officer and Director
Michael L. Gettle	59	President, Chief Operating Officer, Secretary and Director
Terence R. Rogers	59	Executive Vice President and Chief Financial Officer
Michael K. Rapken	58	Chief Information Officer
Robert M. Milane	65	General Counsel and Chief Compliance Officer
Frank L. Hurst	45	President—Roadrunner Freight
William R. Goodgion	55	President—Ascent Global Logistics
Patrick K. McKay	51	Senior Vice President—Enterprise Fleet Services

Curtis W. Stoelting’s biography is set forth under the heading “Proposal No. 1—Election of Directors” above.

Michael L. Gettle’s biography is set forth under the heading “Proposal No. 1—Election of Directors” above.

Terence R. Rogers has served as our Executive Vice President and Chief Financial Officer since May 2017. Prior to joining our company, Mr. Rogers served as the Chief Financial Officer of The Heico Companies, LLC, the parent company for a diversified portfolio of over 35 businesses, from April 2012 to February 2017. Prior to that time, Mr. Rogers served in various financial positions with Ryerson Inc., a leading distributor and value-added processor of industrial metals, from December 1994 to April 2012, most recently as Chief Financial Officer.

Michael K. Rapken has served as our Chief Information Officer since December 2018. Prior to joining our company, Mr. Rapken served as Chief Technology Officer at Press Ganey Associates, a leading integrated solutions provider to the health care industry, from June 2014 to May 2018. Prior to his time at Press Ganey Associates, Mr. Rapken held leadership positions at Genesis10, a privately held national technology consulting firm, from January 2010 to June 2014, and as Chief Information Officer at YRC Worldwide (NASDAQ: YRCW), one of the largest transportation providers in North America, from October 2005 to June 2009. Prior to YRC Worldwide Mr. Rapken had various positions in application development at Sprint from June 1988 to September 2005.

Robert M. Milane has served as our Chief Compliance Officer since April 2017 and as our General Counsel since November 2015. Mr. Milane has also served as our Executive Vice President of Risk Management since November 2015. Mr. Milane served as our Vice President of Risk Management from June 2014 to October 2015. Prior to joining our company, Mr. Milane served as Managing Director for Risk Management at FedEx Ground from 1999 to 2010 and as Assistant Vice President of Risk Management for Canal Insurance from 2011 to 2013.

Frank L. Hurst has served as our President—Roadrunner Freight since June 2017. Mr. Hurst previously served as our Senior Vice President of Sales and Marketing of Roadrunner Freight from January 2017 to June 2017. Prior to joining our company, Mr. Hurst served as VP/GM for North American Corporation, a distributor of packaging products, equipment, and service based in Glenview, Illinois, from January 2014 to December 2016. From August 2012 to December 2013, Mr. Hurst served as Executive Vice President for Vitran Express, where he was responsible for the turnaround, sale, and transition of the US LTL operation. Prior to joining Vitran Express, Mr. Hurst spent 16 years at FedEx Freight, where he was most recently served as VP—Divisional Operations from July 2007 to August 2012.

William R. Goodgion has served as our President—Ascent Global Logistics since April 2015. Prior to joining our company, Mr. Goodgion served as Managing Director—Operations (Central Region) for FedEx

Trade Networks Transport & Brokerage, Inc., a subsidiary of FedEx Corporation, from December 2014 through April 2015, and as Managing Director—Global Distribution & Surface Transportation for FedEx Trade Networks Transport & Brokerage, Inc. from March 2000 through April 2015.

Patrick K. McKay has served as our Senior Vice President—Enterprise Fleet Services since February 2017 and was previously our President—Truckload Logistics from July 2014 until February 2017 and our President—Truckload Services from March 2012 to July 2014. Prior to joining our company, Mr. McKay served as a General Manager—Operations for the van truckload division of Schneider National, Inc. from 2008 to 2012. Prior to that, Mr. McKay held various leadership positions with FedEx Ground, Inc. from 1992 to 2008, most recently serving as a Division Managing Director.

EXECUTIVE COMPENSATION

As a company with a public float less than $250 million as of June 30, 2018, we qualified as a “smaller reporting company” as defined in Rule 405 under the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements. We currently intend to take advantage of some of these reduced reporting requirements available to a smaller reporting company. Accordingly, the executive compensation information contained below may be different than the information we have disclosed in prior years or that you receive from other public companies in which you invest.

Fiscal Year 2018 Summary Compensation Table

The following table sets forth compensation information for our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Curtis W. Stoelting	2018	$571,000	$265,515	$560,700	$—	$—	$3,409	$1,400,624
Chief Executive Officer(6)	2017	$529,115	$—	$521,836	$552,672	$—	$5,966	$1,609,589
	2016	$432,692	$—	$—	$595,600	$—	$4,749	$1,033,041

Michael L. Gettle	2018	$571,000	$265,515	$560,700	$—	$—	$9,024	$1,406,239
President, Chief Operating Officer, and Secretary(7)	2017	$528,154	$—	$521,836	$552,672	$—	$8,874	$1,611,536

Terence R. Rogers	2018	$400,000	$156,000	$200,250	$—	$—	$774	$757,024
Executive Vice President and Chief Financial Officer(8)	2017	$246,154	$—	$—	$452,100	$—	$327	$698,581

(1)	Amounts shown for 2018 reflect discretionary bonuses awarded for fiscal 2018, but not paid until 2019.
(2)

Amounts reflect the grant date fair value of stock awards. The grant date fair value is calculated in accordance with ASC Topic 718, “Compensation—Stock Compensation.” The fair value of RSUs is based on the closing market price of our common stock on the date of grant. The fair value of performance-based RSUs (“PRSUs”) is based on the closing market price of our common stock on the date of grant and was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 9 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers with respect to these awards.

(3)

Amounts reflect the grant date fair value of option awards. The grant date fair value is calculated in accordance with ASC Topic 718, “Compensation—Stock Compensation.” For a discussion of valuation assumptions, see Note 9 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers with respect to these awards.

(4)

Amounts for fiscal 2018, 2017, and 2016 reflect that we did not meet the threshold level of financial performance under our 2018, 2017, and 2016 cash incentive plans; accordingly, our named executive officers did not receive any payout under those plans.

(5)

Amounts for 2018, 2017, and 2016 reflect matching contributions under our 401(k) plan and a gross-up tax reimbursement to cover taxes on term life insurance premiums computed in accordance with Internal Revenue Service guidelines. Our executive officers participate in our medical and disability insurance plans in the same manner as our other employees and do not receive any perquisites.

(6)

Mr. Stoelting was appointed our Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer in April 2017. Mr. Stoelting previously served as our Principal Financial Officer and Principal Accounting Officer from April 2017 until March 2018 and our President and Chief Operating Officer from January 2016 until April 2017.

(7)	Mr. Gettle was appointed our President, Chief Operating Officer, and Secretary in April 2017. Mr. Gettle previously served as our Executive Vice President from May 2016 until April 2017.
(8)	Mr. Rogers was appointed our Executive Vice President and Chief Financial Officer in May 2017.

Employment and Other Agreements

Historically, we did not have written employment agreements with our executive officers. We have, however, provided employment letter agreements to our executive officers, which provided them with the right to participate in our incentive compensation plans and the right to participate in all insurance, retirement, and other fringe benefit plans as may from time to time be provided to our executives. In 2017, however, we entered into employment agreements with certain of our executive officers, which are described below.

On April 30, 2017, in connection with our appointment of Mr. Stoelting as our Chief Executive Officer, we entered into a second amended and restated employment agreement with Mr. Stoelting. Pursuant to the terms of the employment agreement, Mr. Stoelting will receive an annual base salary of $571,000. Mr. Stoelting is also eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our employee benefit programs. The employment agreement provides that, in the event we terminate Mr. Stoelting’s employment without “cause” (as such term is defined in the employment agreement) or Mr. Stoelting terminates his employment for “good reason” (as such term is defined in the employment agreement), we will continue to pay Mr. Stoelting his base salary for the 18-month period following the date of such termination, and we will pay Mr. Stoelting a lump sum amount equal to 18 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for an 18-month period. If, however, we terminate Mr. Stoelting’s employment without “cause” (as such term is defined in the employment agreement) or Mr. Stoelting terminates his employment for “good reason” (as such term is defined in the employment agreement) during the two-year period immediately following a “change in control” (as such term is defined in our 2010 Incentive Compensation Plan (the “2010 Plan”)), then in lieu of the payments described in the preceding sentence, we will continue to pay Mr. Stoelting his base salary for the 24-month period following the date of such termination, we will pay Mr. Stoelting a lump sum amount equal to two times Mr. Stoelting’s bonus, based on the target established under our bonus plan, payable during the year in which the termination of employment occurs, and we will pay Mr. Stoelting a lump sum amount equal to 24 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for a 24-month period. Mr. Stoelting must execute a general release in order to receive any severance benefits.

On April 30, 2017, in connection with our appointment of Mr. Gettle as our President and Chief Operating Officer, we entered into a second amended and restated employment agreement with Mr. Gettle. Pursuant to the terms of the employment agreement, Mr. Gettle will receive an annual base salary of $571,000. Mr. Gettle is also eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our employee benefit programs. The employment agreement provides that, in the event we terminate Mr. Gettle’s employment without “cause” (as such term is defined in the employment agreement) or Mr. Gettle terminates his employment for “good reason” (as such term is defined in the employment agreement), we will continue to pay Mr. Gettle his base salary for the 18-month period following the date of such termination, and we will pay Mr. Gettle a lump sum amount equal to 18 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for an 18-month period. If, however, we terminate Mr. Gettle’s employment without “cause” (as such term is defined in the employment agreement) or Mr. Gettle terminates his employment for “good reason” (as such term is defined in the employment agreement) during the two-year period immediately following a “change in control” (as such term is defined in the 2010 Plan), then in lieu of the payments described in the preceding sentence, we will continue to pay Mr. Gettle his base salary for the 24-month period following the date of such termination, we will pay Mr. Gettle a lump sum amount equal to two times Mr. Gettle’s bonus, based on the target established under our bonus plan, payable during the year in which the termination of employment occurs, and we will pay Mr. Gettle a lump sum amount equal to 24 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for a 24-month period. Mr. Gettle must execute a general release in order to receive any severance benefits.

On May 22, 2017, in connection with our appointment of Mr. Rogers as our Executive Vice President and Chief Financial Officer, we entered into an employment agreement with Mr. Rogers. Pursuant to the terms of the employment agreement, Mr. Rogers will receive an annual base salary of $400,000. Mr. Rogers is also eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our employee benefit programs. The employment agreement provides that, in the event we terminate Mr. Rogers’ employment without “cause” (as such term is defined in the employment agreement) or Mr. Rogers terminates his employment for “good reason” (as such term is defined in the employment agreement), we will continue to pay Mr. Rogers his base salary for the 12-month period following the date of such termination, and we will pay Mr. Rogers a lump sum amount equal to 12 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for a 12-month period. If, however, we terminate Mr. Rogers’ employment without “cause” (as such term is defined in the employment agreement) or Mr. Rogers terminates his employment for “good reason” (as such term is defined in the employment agreement) during the two-year period immediately following a “change in control” (as such term is defined in the 2010 Plan), then in lieu of the payments described in the preceding sentence, we will continue to pay Mr. Rogers his base salary for the 18-month period following the date of such termination, we will pay Mr. Rogers a lump sum amount equal to one and one-half times Mr. Rogers’ bonus, based on the target established under our bonus plan, payable during the year in which the termination of employment occurs, and we will pay Mr. Rogers a lump sum amount equal to 18 times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for an 18-month period. Mr. Rogers must execute a general release in order to receive any severance benefits.

On July 9, 2018, our compensation committee granted Messrs. Stoelting, Gettle, and Rogers RSUs pursuant to our 2010 Plan for 8,400, 8,400, and 3,000 shares (on a post Reverse Stock Split basis) of our common stock, respectively. Each of these 2018 RSU awards vest one-third each year over three years and are subject to the same terms and conditions as other RSUs, including the potential accelerated delivery of a portion of these RSUs in the case of the recipient’s death or disability, or upon a change in control of our Company.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2018 (listed on a post Reverse Stock Split basis).

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)
Name	Exercisable	Unexercisable
Curtis W. Stoelting	2,400	3,600	(2)	$177.75	1/18/2023
	2,400	3,600	(2)	$355.50	1/18/2023
	1,670	5,010	(3)	$188.50	2/28/2024
						692	(4)	$8,650
						8,400	(5)	$105,000
Michael L. Gettle	1,600	2,400	(6)	$191.00	5/18/2023
	1,670	5,010	(3)	$188.50	2/28/2024
						692	(4)	$8,650
						8,400	(5)	$105,000
Terence R. Rogers	1,650	4,950	(7)	$157.50	5/22/2024
						3,000	(5)	$37,500

(1)	Based on the closing price of our common stock on December 31, 2018, which was $0.50 (or $12.50 on a post Reverse Stock Split basis).
(2)	20% of the total number of shares underlying this stock option vest on each of January 18, 2017, 2018, 2019, 2020, and 2021.
(3)	25% of the shares underlying this stock option vest on each of February 28, 2018, 2019, 2020, and 2021.
(4)	Such RSUs vest 25% on each of March 1, 2018, 2019, 2020, and 2021.
(5)	Such RSUs vest one-third on each of May 15, 2019, 2020, and 2021.
(6)	20% of the total number of shares underlying this stock option vest on each of May 18, 2017, 2018, 2019, 2020, and 2021.
(7)	25% of the shares underlying this stock option vest on each of May 22, 2018, 2019, 2020, and 2021.

Pension Benefits

We do not offer any defined benefit pension plans for any of our employees. We have a 401(k) plan in which our employees may participate. In 2018, no discretionary contributions to our 401(k) plan were made on behalf of our executive officers.

Nonqualified Deferred Compensation and Retirement Plans

We do not offer any deferred compensation plans, defined benefit pension plans, or supplemental retirement plans for our executive officers.

401(k) Plan

We sponsor a defined contribution profit sharing plan for our full-time employees, which is intended to qualify as a tax qualified plan under Section 401 of the Code. The plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to the statutory limit. The plan permits us to make discretionary contributions of up to an additional 50% of each participant’s contributions not to exceed 4% of his or her pre-tax compensation, up to the statutory limit, which generally vest over three years. We match 50% of each participant’s contributions up to the first 6% contributed.

Potential Payments Upon Termination or Change in Control

As described above, the employment agreements with Messrs. Stoelting, Gettle and Rogers provide for severance benefits upon certain terminations of employment, including following a change in control. See “Employment and Other Agreements.” The arrangements reflected in these agreements are designed to encourage the officers’ full attention and dedication to our company currently and, in the event of termination following a change in control, provide these officers with individual financial security.

In addition, in the event of a change in control (as defined in the 2010 Plan), all outstanding and unvested stock options and RSUs, including those held by our named executive officers, will immediately vest as of the date of the change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our incentive compensation plans as of December 31, 2018 (as adjusted for the Reverse Stock Split).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity Compensation Plans Approved by Stockholders	72,798	$218.75	120,000
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	72,798	$218.75	120,000

(1)

Includes 28,502 shares issuable upon the vesting and delivery of RSUs granted under the Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”) and 43,276 shares issuable upon the exercise of outstanding stock options granted under our 2010 Plan, and 1,020 shares issuable upon the exercise of outstanding stock options granted under our previously maintained key employee equity plan, which we have discontinued. The 2018 Plan is the successor to the 2010 Plan. Outstanding awards granted under the 2010 Plan will continue to be governed by the terms of the 2010 Plan but no further awards may be made under the 2010 Plan.

(2)	The weighted average exercise price does not take into account the 28,502 shares issuable upon the vesting and delivery of outstanding RSUs.
(3)

As of December 31, 2018, we had reserved 120,000 shares (as adjusted for the Reverse Stock Split) of common stock for issuance pursuant to awards granted under the 2018 Plan. On February 26, 2019, upon the closing of our previously disclosed rights offering, the number of shares of our common stock reserved for issuance under the 2018 Plan was automatically increased by 2,700,000 shares (as adjusted for the Reverse Stock Split) to a total of 2,820,000 shares (as adjusted for the Reverse Stock Split).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

After careful consideration, our board of directors recommends that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors and provide that all directors elected at or after our 2020 annual meeting of stockholders be elected on an annual basis. The text of the amendment, marked to show the proposed deletions and insertions, is attached as Annex A to this Proxy Statement.

Since our initial public offering in 2010, we have had our classified board structure. In the past, our board has concluded that the classified board structure has several advantages, such as providing continuity and stability in pursuing our strategies and enhancing board independence. However, the board of directors recognizes that our classified board structure does not enable stockholders to express a view on each director’s performance by means of an annual vote and therefore may be perceived as reducing directors’ accountability to stockholders. In determining to recommend the declassification of our board of directors, the board carefully considered the advantages and disadvantages of the current classified board structure and determined that it is advisable and in the best interests of the Company and our stockholders to recommend the change to declassify our board of directors.

Currently, Article VIII of our Amended and Restated Certificate of Incorporation provides that the board of directors shall be classified into three classes with each class holding office for a three-year term. If our stockholders approve the declassification amendment to our Amended and Restated Certificate of Incorporation set forth on Appendix A of this Proxy Statement (the “declassification amendment”), our directors would be elected to annual terms beginning at our 2020 annual meeting of stockholders. The declassification amendment will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. Under Delaware law, the declassification amendment will not operate to remove a director or shorten the term of a director. If the declassification amendment is approved, and once the certificate of amendment is filed with the Delaware Secretary of State, each member of our board of directors whose term does not expire at our 2020 annual meeting (i.e., the Class II and Class III directors) will resign and be immediately re-appointed to a term that expires at our 2020 annual meeting. All nine directors will thereafter stand for election for one-year terms beginning at our 2020 annual meeting. Our board of directors would also make conforming changes to our Second Amended and Restated Bylaws as necessary or appropriate to declassify our board of directors. If our stockholders do not approve the proposed amendment to our Amended and Restated Certificate of Incorporation, our board of directors will remain classified.

This description of the proposed amendments to our Amended and Restated Certificate of Incorporation is only a summary of these amendments and is qualified in its entirety by reference to the actual text of Article VIII as set forth on Annex A to this Proxy Statement.

Our board of directors recommends a vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2018 PLAN

On April 12, 2019, our board of directors unanimously approved an amendment (the “Plan Amendment”) to the 2018 Plan, and directed the submission of the Plan Amendment for approval by our stockholders at the Annual Meeting.

If approved by our stockholders, the Plan Amendment would increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares (from 2,820,000 (as adjusted for the Reverse Stock Split) to 5,620,000, plus any shares of our common stock subject to awards granted under the 2010 Plan that become available for issuance under the 2018 Plan in accordance with the terms of the 2018 Plan.

Our board of directors considers the proposed increase in the number of shares of our common stock available for delivery under the 2018 Plan desirable because it will give the board of directors the flexibility to issue additional awards to employees, non-employee directors, and consultants of our company and our affiliates. As of April 8, 2019, a total of 2,743,003 shares had been reserved under the 2018 Plan and the 2010 Plan for awards previously granted to our employees, non-employee directors, and consultants, and an additional 143,500 shares remained available for award at such date.

Set forth below is a summary of the principal provisions of the 2018 Plan. The summary is qualified by reference to the full text of the Plan Amendment and the 2018 Plan. The Plan Amendment is attached as Annex B. Terms that are capitalized, but not defined, have the specific meaning provided in the 2018 Plan.

Purpose

The purpose of the 2018 Plan is to assist our company and our subsidiaries in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to our company or our subsidiaries, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Shares Available for Awards; Annual Per Person Limitations

If any shares of our common stock (“Shares”) subject to an award granted under the 2018 Plan (“Awards”), or Shares subject to any awards granted under the 2010 Plan, are forfeited, expire, or otherwise terminate without issuance of such Shares, or any Award, or Shares subject to any award granted under the 2010 Plan, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the 2010 Plan, the Shares to which those Awards or awards under the 2010 Plan were subject will, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the 2018 Plan.

In the event that any option or other Award granted under the 2018 Plan, or any award granted under the 2010 Plan, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by our company, or withholding tax liabilities arising from option or other Award, or any award granted under the 2010 Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by our company, then only the number of Shares issued net of the shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the 2018 Plan.

Substitute Awards will not reduce the Shares authorized for delivery under the 2018 Plan or authorized for delivery to a participant in any period. Additionally, in the event that an entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2018 Plan and will not reduce the Shares authorized for delivery under the 2018 Plan if and to the extent that the use of such Shares would not require approval of our stockholders under the rules of the NYSE; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of our company or any of our subsidiaries prior to such acquisition or combination.

The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any calendar year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2018 Plan as a result of the exercise of incentive stock options is 940,000 Shares, subject to certain adjustments.

Subject to adjustment as provided in the 2018 Plan, in any fiscal year of our company during any part of which the 2018 Plan is in effect, no participant who is a director but is not also an employee or consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with ASC Topic 718 (or any other applicable accounting guidance), that exceed $75,000 in the aggregate.

The Committee is authorized to adjust the limitations on the number of Shares available for issuance under the 2018 Plan and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections entitled “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2018 Plan.

Except with respect to the adjustments referenced in the foregoing paragraphs, the Committee is generally not permitted to take any of the following actions without the approval of our stockholders: (a) lower the exercise price per Share of a stock option or grant price per Share of a stock appreciation right after it is granted, (b) cancel an option or a stock appreciation right when the exercise or grant price per Share exceeds the fair market value of the underlying Shares in exchange for cash or another Award, (c) cancel an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or grant price per Share that is less than the exercise or grant price per Share of the original options or stock appreciation rights, or (d) take any other action with respect to an option or a stock appreciation right that may be treated as a repricing pursuant to the applicable rules of the NYSE (any such action described in (a)-(d) being referred to as a “Repricing”).

The 2018 Plan is the successor to the 2010 Plan. Outstanding awards granted under the 2010 Plan will continue to be governed by the terms of the 2010 Plan but no awards may be made under the 2010 Plan.

Eligibility

The persons eligible to receive Awards under the 2018 Plan are the officers, directors, employees, consultants, and other persons who provide services to our company or any of our subsidiaries. The foregoing notwithstanding, only employees of our company, or any parent corporation or subsidiary corporation of our company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code. An employee on leave of absence may be considered as still in the employ of our company or any of our subsidiaries for purposes of eligibility for participation in the 2018 Plan.

Administration

The 2018 Plan is to be administered by the Committee, provided, however, that except as otherwise expressly provided in the 2018 Plan, the independent members of our board of directors may elect to exercise any power or authority granted to the Committee under the 2018 Plan. Subject to the terms of the 2018 Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2018 Plan, construe and interpret the 2018 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2018 Plan. Decisions of the Committee shall be final, conclusive, and binding on all persons or entities, including our company, any of our subsidiaries or any participant or beneficiary, or any transferee under the 2018 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (a) stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (b) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per Share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per Share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an incentive stock option unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the incentive stock option is granted.

For purposes of the 2018 Plan, the term “fair market value” means the fair market value of Shares, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no incentive stock option granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2018 Plan to be paid in cash, Shares, other Awards, or other property (including loans to participants).

The Company may grant stock appreciation rights in tandem with options (“Tandem stock appreciation rights”) under the 2018 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not incentive stock options, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of our company (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional Shares, Awards, or otherwise as specified by the Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of company obligations to pay cash under the 2018 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock Based Awards

The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares, or other property, or any combination thereof, as determined by the Committee.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2018 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2018 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement, and such transfers are by gift or pursuant to a domestic relations order and are to a “permitted assignee” that is a permissible transferee under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “permitted assignee” means (a) the participant’s spouse, children, or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, or siblings, (b) a trust for the benefit of one or more of the participant or the persons referred to in clause (a), (c) a partnership, limited liability company, or corporation in which the participant or the persons referred to in clause (a) are the only partners, members, or stockholders, or (d) a foundation in which any person or entity designated in clauses (a), (b) or (c) above control the management of assets. A beneficiary, transferee, or other person claiming any rights under the 2018 Plan from or through any participant will be subject to all terms and conditions of the 2018 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the 2018 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2018 Plan, awards under other company plans, or other rights to payment from our company, and may grant Awards in addition to and in tandem with such other Awards, rights, or other awards.

Except for certain limited situations (including death, disability, retirement, a “change in control” of our company (as defined in the 2018 Plan), grants to new hires to replace forfeited compensation, grants representing payment of earned performance Awards or other incentive compensation, substitute Awards, or grants to directors of our company or any of our subsidiaries), restricted stock, restricted stock unit, performance, and other stock-based Awards (a) that are not subject to performance-based vesting requirements will vest over a period of not less than three years from date of grant (but permitting pro-rata vesting over such time), and (b) that are subject to performance-based vesting requirements will vest over a period of not less than one year. The Committee will not waive the vesting requirements set forth in the foregoing sentence.

The limitations set forth above will not apply with respect to up to ninety-five percent (95%) of the maximum number of Shares available for delivery under the 2018 Plan (subject to adjustment as provided under the 2018 Plan).

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of our company, and only to the extent provided in any employment or other agreement between the participant and our company or any of our subsidiaries, or in any Award agreement, or to the extent otherwise determined by the Committee in its sole discretion in each particular case, (a) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (b) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, a restricted stock unit award, or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (c) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2018 Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

Except as otherwise provided in any employment or other agreement for services between the participant and our company or any of our subsidiaries, and unless the Committee otherwise determines in a specific instance, each outstanding Award will not be accelerated as described above, if either (a) the Company is the surviving entity in the “change in control” and the Award continues to be outstanding after the “change in control” on substantially the same terms and conditions as were applicable immediately prior to the “change in control,” or (b) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance the terms of the 2018 Plan. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, in the event a participant’s employment is terminated without “cause” by our company or any of our subsidiaries or by such successor company or by the participant for “good reason,” as those terms are defined in the 2018 Plan, within 24 months following such “change in control,” each Award held by such participant at the time of the “change in control” will be accelerated as described above.

Subject to any limitations contained in the 2018 Plan relating to the vesting of Awards in the event of any merger, consolidation, or other reorganization in which our company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Committee may provide for: (a) the continuation of the outstanding Awards by our company, if our company is a surviving entity, (b) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2018 Plan, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2018 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (a) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting our company, any of our subsidiaries, or any of our business units, or the financial statements of our company or any of our subsidiaries, (b) in response to changes in applicable laws, regulations, accounting principles, tax rates, and regulations or business conditions, or (c) in view of the Committee’s assessment of the business strategy of our company, any of our subsidiaries, or any of our business units thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, without the approval of our stockholders, the Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.

Clawback of Benefits

We may (a) cause the cancellation of any Award, (b) require reimbursement of any Award by a participant or beneficiary, and (c) effect any other right of recoupment of equity or other compensation provided under the 2018 Plan or otherwise in accordance with any company policies that currently exist or that may from time to time be adopted or modified in the future by our company and/or applicable law (each, a “clawback policy”). In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2018 Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by us, or any amendments that may from time to time be made to the clawback policy in the future by us in our discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the 2010 Plan) may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any clawback policy.

If the participant, without our consent, while employed by or providing services to us or any of our subsidiaries or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement, then (a) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (b) the Committee, in its discretion, may require the participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to us, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award agreement or otherwise specified by the Committee.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue, or terminate the 2018 Plan or the Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2018 Plan or an Award agreement, without the consent of an affected participant, no such board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2018 Plan; provided that, except as otherwise permitted by the 2018 Plan or Award agreement, without the consent of an affected participant, no such Committee or board action may materially and adversely affect the rights of such participant under terms of such Award. The 2018 Plan will terminate at the earliest of (a) such time as no Shares remain available for issuance under the 2018 Plan, (b) termination of the 2018 Plan by our board of directors, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the 2018 Plan will remain in effect until they have been exercised or terminated, or have expired.

Our board of directors recommends a vote “FOR” the approval of the Plan Amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the rules of the SEC, we are providing stockholders with a non-binding advisory vote to approve the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on the compensation of our named executive officers by voting on the non-binding resolution below. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item.

Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the following resolution, which will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables, narrative discussion, and related matters.”

You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and procedures described in this Proxy Statement.

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee is responsible for the appointment of our independent registered public accounting firm. Our audit committee has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2019. D&T has served as our independent auditors since 2005. The services provided to us by D&T, along with the corresponding fees for 2018 and 2017, are described below.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, our audit committee will consider whether or not to retain D&T, but may still retain them.

We anticipate that representatives of D&T will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Our board of directors recommends that you vote “FOR” the ratification of D&T as our independent registered public accounting firm for the year ending December 31, 2019.

Independent Registered Public Accounting Firm Fees

The following is a summary of fees for audit and other professional services performed by D&T during the fiscal years ended December 31, 2018 and 2017:

	2018	2017(1)
Audit fees	$3,267,724	$5,479,442
Audit-related fees	300,000	225,000
Tax fees	956,006	1,109,364

Total	$4,523,730	$6,813,806

(1)	2017 fees reported include additional audit fees, audit-related services and tax fees related to the restatement of prior periods that concluded in January 2018.

Audit Fees

This category includes fees for the audit of our annual consolidated financial statements, for reviews of our quarterly financial statements, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For 2017, audit fees consisted of additional fees associated with the restatement of prior periods that did not conclude until January 2018.

Audit-Related Fees

This category consists of fees for assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For 2017, audit related fees consisted primarily of services in connection with Unitrans standalone audit procedures. For 2018, audit related fees consisted of services in connection with our rights offering.

Tax Fees

This category consists of tax services provided by the independent registered public accounting firm with respect to tax compliance, tax advice, and tax planning. For 2017, tax fees also consisted of costs associated with additional consulting projects and the filing of amended returns due to the restatement of prior periods. For 2018, tax fees also consisted of costs associated with our rights offering and the filing of amended returns due to the restatement of prior periods.

All Other Fees

This category consists of fees paid for products and services that would not otherwise be included in any of the categories listed above. There were no such fees during the fiscal years ended December 31, 2018 and 2017.

Pre-Approval Policies and Procedures for Independent Registered Public Accounting Firm Fees

As set forth in its charter, the audit committee is responsible for pre-approving all audit, audit related, tax, and other services to be performed by the independent registered public accounting firm. Any pre-approved services that involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the audit committee. Unless otherwise specified by the audit committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The audit committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm. The audit committee may delegate to the audit committee chair or any one or more members of the audit committee the authority to grant pre-approvals of permissible audit and non-audit services, provided that such pre-approvals by a member who has exercised such delegation must be reported to the full audit committee at the next scheduled meeting. All of the audit services provided by D&T described in the table above for 2018 were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our board of directors has appointed an audit committee consisting of three independent directors. All members of our audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. All members of our audit committee have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in each individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Murray, Kennedy, and Urkiel are independent directors, as defined by Section 303A of the NYSE Listed Company Manual, and that Mr. Murray, chairman, qualifies as an “audit committee financial expert.”

The primary responsibility of our audit committee is to assist our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including overseeing the financial reports and other financial information provided by us to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our systems of internal accounting and financial controls; and the annual independent audit of our consolidated financial statements.

Management has the responsibility for our consolidated financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm engaged to conduct the audit of our 2018 financial statements, Deloitte & Touche LLP, is responsible for auditing our consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, our audit committee reviewed and discussed our consolidated audited financial statements with management and the independent registered public accounting firm. Our audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, Communication with Audit Committees. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our audit committee under generally accepted auditing standards. In addition, our audit committee received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence. Our audit committee also discussed with the independent registered public accounting firm their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Our audit committee has concluded that Deloitte & Touche LLP is independent from our company and management.

Our audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. Our audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of our financial reporting. Our audit committee held 15 meetings during the fiscal year ended December 31, 2018.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors, and our board of directors approved, that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Our board of directors has adopted a written charter for our audit committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of the NYSE.

This report has been furnished by our audit committee to our board of directors.

Brian C. Murray, Chairman

John G. Kennedy, III

William S. Urkiel

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below, there were no transactions or series of similar transactions since January 1, 2018 to which we were or are a party that involved an amount exceeding $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Series E-1 Preferred Stock Investment Agreement

On March 1, 2018, we entered into the Series E-1 Preferred Stock Investment Agreement (the “Series E-1 Investment Agreement”) with Elliott, pursuant to which we agreed to issue and sell to Elliott, and Elliott agreed to purchase from us, on the terms and subject to the conditions set forth in the Series E-1 Investment Agreement, from time to time until July 30, 2018 (the “Termination Date”), an aggregate of up to 54,750 shares of a newly created class of preferred stock designated as Series E-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series E-1 Preferred Stock”), at a purchase price of $1,000 per share for the first 17,500 shares of Series E-1 Preferred Stock, $960 per share for the next 18,228 shares of Series E-1 Preferred Stock, and $920 per share for the final 19,022 shares of Series E-1 Preferred Stock. On March 1, 2018, the parties held an initial closing pursuant to which we issued and sold to Elliott 17,500 shares of Series E-1 Preferred Stock for an aggregate purchase price of $17.5 million. On April 24, 2018, the parties held a closing pursuant to the Series E-1 Investment Agreement, pursuant to which we issued and sold to Elliott 18,228 shares of Series E-1 Preferred Stock for an aggregate purchase price of approximately $17.5 million. On August 3, 2018, September 19, 2018, November 8, 2018, and January 9, 2019, we entered into amendments to the Series E-1 Investment Agreement, which, among other things, (i) extended the termination date thereunder from July 30, 2018 to March 2, 2019 for the remaining 19,022 shares available to issue and sell to Elliott for $17.5 million, and (ii) provided that if the Series E-1 Investment Agreement was not already terminated, the Series E-1 Investment Agreement would automatically terminate upon the rights offering effective date. Upon the closing of the rights offering described below, the Series E-1 Investment Agreement was automatically terminated.

Rights Offering

On February 26, 2019, we closed our previously announced fully backstopped $450 million rights offering, pursuant to which we issued and sold an aggregate of 900 million new shares of our common stock at the subscription price of $0.50 per share. An aggregate of 177,676,223 shares of our common stock were purchased pursuant to the exercise of basic subscription rights and over-subscription rights from stockholders of record during the subscription period, including from the exercise of basic subscription rights by stockholders who are affiliates of Elliott. In addition, Elliott purchased an aggregate of 722,323,777 additional shares pursuant to the previously announced commitment from Elliott to purchase all unsubscribed shares of our common stock in the rights offering pursuant to a standby purchase agreement (the “Standby Purchase Agreement”) that we entered into with Elliott dated November 8, 2018, as amended (the “backstop commitment”). Overall, Elliott purchased a total of 843,632,693 shares of our common stock in the rights offering between its basic subscription rights and the backstop commitment, and following the closing of the rights offering beneficially owned approximately 90.4% of our common stock.

The net proceeds from the rights offering and backstop commitment were used to fully redeem the outstanding shares of our preferred stock and to pay related accrued and unpaid dividends. Proceeds were also used to pay fees and expenses in connection with the rights offering and backstop commitment. We retained in excess of $30 million of net cash proceeds to be used for general corporate purposes. The purpose of the rights offering was to improve and simplify our capital structure in a manner that gave our existing stockholders the opportunity to participate on a pro rata basis.

Stockholders’ Agreement

On February 26, 2019, we entered into a Stockholders’ Agreement with Elliott (the “Stockholders’ Agreement”). Our execution and delivery of the Stockholders’ Agreement was a condition to Elliott’s backstop commitment. Pursuant to the Stockholders’ Agreement, we granted Elliott the right to designate nominees to our board of directors and access to available financial information.

Amended and Restated Registration Rights Agreement

On February 26, 2019, we entered into an Amended and Restated Registration Rights Agreement with Elliott and investment funds affiliated with HCI Equity Partners (the “A&R Registration Rights Agreement”), which amended and restated the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 2, 2017, between our company and the parties thereto. Our execution and delivery of the A&R Registration Rights Agreement was a condition to Elliott’s backstop commitment. The A&R Registration Rights Agreement amended the Registration Rights Agreement to provide the Elliott Stockholders (as defined therein) and the HCI Stockholders (as defined therein) with unlimited Form S-1 registration rights in connection with company securities owned by them.

Term Loan Credit Agreement

On February 28, 2019, we and our direct and indirect domestic subsidiaries entered into a credit agreement (the “Term Loan Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent and Lender, Elliott Associates, L.P. and Elliott International, L.P, as Lenders, and BMO Capital Markets Corp., as Lead Arranger and Book Runner (the “Term Loan Credit Facility”). The Term Loan Credit Facility consists of an approximately $61.1 million term loan facility, consisting of (i) approximately $40.3 million of Tranche A Term Loans (as defined in the Term Loan Credit Agreement), (ii) approximately $2.5 million of Tranche A FILO Term Loans (as defined in the Term Loan Credit Agreement), (iii) approximately $8.3 million of Tranche B Term Loans (as defined in the Term Loan Credit Agreement), and (iv) a $10.0 million asset-based facility available to finance future capital expenditures.

2018 ANNUAL REPORT ON FORM 10-K

We have mailed with this Proxy Statement a copy of our Annual Report on Form 10-K to each stockholder of record as of April 22, 2019 and it is also available on our website at www.rrts.com. Our Annual Report on Form 10-K contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee of the Board of Directors” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. If a stockholder requires an additional copy of our Annual Report on Form 10-K, we will provide one, without charge, on the written request of any such stockholder addressed to our secretary at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515.

STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2020 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to our secretary at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by                 , 2020), unless the date of our 2020 annual meeting is changed by more than 30 days from May 22, 2019, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

In addition, our Second Amended and Restated Bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2020 annual meeting of stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to our secretary at the address set forth above between                 , 2020 and                 , 2020, which is 150 to 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2020 annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than 150 days prior to such annual meeting and not later than the later of (a) 120 days prior to such annual meeting or (b) ten days following the day on which public announcement of the date of such meeting is first made by our company. Our bylaws provide that a stockholder’s notice of a proposal of business must set forth certain information relating to the proposed business desired to be brought before the meeting and the proposal itself, and information relating to the stockholder making the proposal.

If the proposal is for the nomination of a director for election at the meeting, the nomination must be delivered to our secretary at the address listed above between                 , 2020 and                 , 2020, which is 150 to 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2019 annual meeting is more than 30 days before or 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than 150 days prior to such annual meeting and not later than the later of (a) 120 days prior to such annual meeting or (b) ten days following the day on which we make the first public announcement of the date of such meeting. However, in the event that the number of directors to be elected to our board of directors at an annual meeting of stockholders is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting, the stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our secretary at the address listed above not later than ten days following the day on which we first make a public announcement of additional directorships. Our bylaws set forth specific information that must be provided to our secretary in connection with the nomination of a director for election at the annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter that will be presented for consideration at the Annual Meeting other than the election of directors, the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors, the approval of an amendment to the 2018 Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares, the approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of our independent registered public accounting firm. If, however, any other matter should properly come before the Annual Meeting for action by stockholders, the persons named as proxy holders will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors,

Downers Grove, Illinois	Michael L. Gettle
, 2019	Secretary

ANNEX A

CERTIFICATE OF AMENDMENT FOR DECLASSIFICATION OF BOARD OF DIRECTORS

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Roadrunner Transportation Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”).

2.	The Certificate of Incorporation is hereby amended by deleting Section 1 under Article VIII and replacing such paragraph with the following two paragraphs:

“1.

Number and~~,~~ Term~~, and Classes~~ of Directors. The current Board consists of nine ~~eight~~ (~~8~~9) members. The exact number of directors shall be fixed from time to time by resolution of the Board. ~~The Board shall be divided into three classes designated Class I, Class II, and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each Class I director shall be elected to an initial term to expire at the 2011 annual meeting of stockholders, each Class II director shall be elected to an initial term to expire at the 2012 annual meeting of stockholders; and each Class III director shall be elected to an initial term to expire at the 2013 annual meeting of stockholders. Upon the expiration of the initial terms of office for each class of directors, the d~~Directors ~~of each class~~ shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office ~~of three years to serve~~ until his or her ~~their~~ successor~~s~~ shall have been ~~are~~ duly elected and qualified or until his or her ~~their~~ earlier resignation, death, or removal from office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.”

3.	This Certificate of Amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [        ] day of [                ], 2019.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:
Name: Curtis W. Stoelting
Title: Chief Executive Officer

A-1

ANNEX B

AMENDMENT TO 2018 INCENTIVE COMPENSATION PLAN

WHEREAS, the Board of Directors unanimously approved the following amendment to the Roadrunner Transportation Systems, Inc. 2018 Incentive Compensation Plan (the “Plan”) and directed the submission of the amendment for approval by the Company’s stockholders at the 2019 Annual Meeting; and

WHEREAS, the stockholders approved the amendment of the Plan at the 2019 Annual Meeting held on May 22, 2019.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows:

1. Section 4(a) of the Plan is hereby amended to read as follows:

(a) Limitation on Overall Number of Shares Available for Delivery under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 5,620,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Dated: [ ], 2019

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:
Name: Curtis W. Stoelting
Title: Chief Executive Officer

B-1

PRELIMINARY COPY SUBJECT TO COMPLETION

Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

1431 Opus Place, Suite 530

Downers Grove, Illinois 60515

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Roadrunner Transportation Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated April     , 2019, and hereby appoints Curtis W. Stoelting and Michael L. Gettle and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2019 Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc., to be held on May 22, 2019 at 1:00 p.m. Central Time, at Roadrunner’s principal executive offices located at 1431 Opus Place, Suite 530, Downers Grove, Illinois 60515, and at any adjournment or postponement thereof, and to vote all shares of common stock of Roadrunner Transportation Systems, Inc. held of record by the undersigned at the close of business on April 22, 2019 as hereinafter specified upon the proposals set forth on the reverse side of this proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOUR CLASS III DIRECTOR NOMINEES (PROPOSAL NO. 1); “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS (PROPOSAL NO. 2); “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN TO INCREASE THE AMOUNT OF THE TOTAL NUMBER OF SHARES RESERVED AND AVAILABLE FOR DELIVERY UNDER THE 2018 PLAN BY 2,800,000 SHARES (PROPOSAL NO. 3); “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 4); AND “FOR” THE APPROVAL RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019 (PROPOSAL NO. 5).

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, “FOR” THE ELECTION OF EACH OF THE FOUR CLASS III DIRECTOR NOMINEES, “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS, “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN TO INCREASE THE AMOUNT OF THE TOTAL NUMBER OF SHARES RESERVED AND AVAILABLE FOR DELIVERY UNDER THE 2018 PLAN BY 2,800,000 SHARES, “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE APPROVAL RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted an Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following director nominees:

	For	Withhold	For All
	All	All	Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class III Directors Nominees

01 Donald C. Brown 02 Michael L. Gettle 03 Christopher W. Jamroz 04 Ralph (“Cody”) W. Kittle III

The Board of Directors recommends that you vote FOR the following proposals:

2. approve an amendment to the Certificate to declassify the board of directors	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. approve an amendment to the 2018 Incentive Compensation Plan to increase the amount of the total number of shares reserved and available for delivery under the 2018 Plan by 2,800,000 shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. non-binding advisory vote on the compensation of our named executive officers	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here: (see reverse for instructions)		☐

Please sign exactly as the name(s) appear(s) heron. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should sign each personally. All holders must sign. If a corporation or partnership, please sign in full corporate partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint owners)	Date

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Roadrunner Transportation Systems, Inc. 1431 Opus Place, Suite 530 Downers Grove, Illinois 60515	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.